Exhibit 10.30

EXECUTION VERSION

AMENDMENT NO. 1, CONSENT AND WAIVER

This Amendment No. 1, Consent and Waiver is entered into as of December 19, 2017 (this “Amendment”), among Intermex Holdings, Inc., a Delaware corporation (the “Term Borrower”), Intermex Wire Transfer, LLC, a Florida limited liability company (the “Revolving Borrower” and together with the Term Borrower, the “Borrowers”), Intermex Holdings II, Inc., a Delaware corporation (“Holdings”), MC Admin Co LLC, as administrative agent and collateral agent (the “Administrative Agent”) and the Lenders party hereto under the Credit Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, reference is made to the Credit Agreement, dated as of August 23, 2017 (as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended or renewed from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meaning assigned to such terms in the Credit Agreement as amended by this Amendment), among the Borrowers, Holdings, each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”) and the Administrative Agent;

WHEREAS, the Borrowers, Holdings, the Administrative Agent and the Required Lenders desire to amend certain provisions of the Credit Agreement to allow for a proposed transaction between Holdings and FinTech Acquisition Corp. II; and

NOW THEREFORE, in consideration of the foregoing recitals, mutual agreements contained herein and for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Borrowers, Holdings, the Administrative Agent and the Required Lenders hereby agree as follows:

1. Amendment to Credit Agreement. Subject to the satisfaction (or waiver in writing by the Administrative Agent) of (x) the conditions set forth in Section 3 hereof and (y) the conditions set forth in Schedule 1 hereto, the Credit Agreement will be amended as follows on the FinTech Acquisition Closing Date (as defined in this Section 1):

(a) Section 1.01 of the Credit Agreement will be amended by adding the following definitions in the appropriate alphabetical order:

“FinTech” shall mean FinTech Acquisition Corp. II, which shall change its name upon completion of the FinTech Acquisition to Intermex Wire Transfer, Inc.

“FinTech Acquisition” shall mean the acquisition by FinTech of the Equity Interests in Holdings by effecting the mergers of (i) FinTech II Merger Sub Inc. with and into Holdings (with Holdings as the surviving entity, the “Initial Surviving Entity”) and (ii) the Initial Surviving Entity with and into FinTech HoldCo, with FinTech HoldCo as the surviving entity of such second merger, in each case on terms and conditions set forth in the FinTech Merger Agreement.

“FinTech Acquisition Closing Date” shall mean the date on which the FinTech Acquisition occurs.

“FinTech HoldCo” shall mean FinTech II Merger Sub 2 LLC, a Delaware limited liability company.

“FinTech Merger Agreement” shall mean that certain Agreement and Plan of Merger, dated as of December 19 2017, by and among FinTech, FinTech II Merger Sub Inc., FinTech HoldCo, Holdings and SPC Intermex Representative LLC.

“First Amendment” shall mean that certain Amendment No. 1, Consent and Waiver to Credit Agreement, dated as of December 19, 2017, by and among Holdings, the Borrowers, the Administrative Agent and the Lenders party thereto.

“First Amendment Effective Date” shall have the meaning given to such term in the First Amendment.

“Management Investors” shall mean any Person who is a director, officer, employee or otherwise a member of management of Holdings, any Borrower or any other Credit Party or any direct parent thereof.

“Stockholder Agreement” shall mean that certain Shareholders Agreement dated on or about the FinTech Acquisition Closing Date, in the form annexed to the FinTech Merger Agreement.

(b) Section 1.01 of the Credit Agreement will be amended by amending and restating the definition of “Change of Control” in its entirety as follows:

“Change of Control” shall mean (i) Holdings shall at any time cease to own directly 100% of the Equity Interests of the Term Borrower, (ii) the Term Borrower shall at any time cease to own directly 100% of the Equity Interests of the Revolving Borrower, (iii) FinTech shall at any time cease to own directly 100% of the Equity Interests of Holdings, (iv) the Permitted Holders shall at any time and for any reason fail to beneficially own, directly or indirectly, greater than 35% on a fully diluted basis of the voting interests in the Equity Interests of FinTech, (v) any Person or related group for purposes of Section 13(d) of the Securities and Exchange Act of 1934 (other than the Permitted Holders) at any time acquires, directly or indirectly, voting interests in the Equity Interests of FinTech greater, on a fully diluted basis, than the voting interests held, directly or indirectly, by the Permitted Holders in FinTech, (vi) the Board of Directors of FinTech shall cease to consist of a majority of Continuing Directors or (vii) the Sponsor shall cease to have the right to control, directly or indirectly, the appointment of a majority of the Board of Directors of FinTech.

(c) Section 1.01 of the Credit Agreement will be amended by amending and restating the definition of “Continuing Directors” in its entirety as follows:

“Continuing Directors” shall mean the directors of FinTech on the FinTech Acquisition Closing Date and each other director if such director’s nomination for election to the Board of Directors of FinTech is recommended or approved by (x) the Permitted Holders or (y) a majority of the then Continuing Directors.

(d) Section 1.01 of the Credit Agreement will be amended by amending and restating the definition of “Holdings” in its entirety as follows:

“Holdings” shall mean, prior to the FinTech Acquisition Closing Date, Intermex Holdings II, Inc., a Delaware corporation and on and after the FinTech Acquisition Closing Date, FinTech HoldCo.

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(e) Section 1.01 of the Credit Agreement will be amended by amending and restating the definition of “Permitted Holders” in its entirety as follows:

“Permitted Holders” shall mean (a) the Sponsor, (b) all Controlled Investment Affiliates of the Sponsor and (c) all Management Investors; provided that the Sponsor beneficially owns, directly or indirectly, at least 51% of the voting interests in FinTech’s Equity Interests (determined on a fully diluted basis) held by the Permitted Holders as a group.

(f) Section 5.01(a) of the Credit Agreement will be amended by inserting the following text at the end of clause (iv) of such section immediately prior to “.”:

“; provided that, in the case of clauses (ii) (iii) and (iv), any such prepayment or repayment is made in connection with the FinTech Acquisition, the Term Borrower shall pay the Term Loan Lenders (x) a Prepayment Premium equal to 3.00% of the principal amount of up to $20,000,000 of the Term Loans prepaid or repaid at such time and (y) a Prepayment Premium equal to the amount specified in clause (ii) or (iii), as applicable, on the principal amount of Term Loans prepaid or repaid at such time in excess of $20,000,000.”

(g) Section 11.02 of the Credit Agreement will be amended by replacing the “.” at the end of clause (xix) with “;” and inserting a new clause (xx) as follows:

“(xx) Holdings may merge with and into FinTech II Merger Sub Inc. and Holdings, as the surviving entity of such merger, may merge with and into FinTech HoldCo, each such merger being part of the FinTech Acquisition on the FinTech Acquisition Closing Date.”

(h) Section 11.12 of the Credit Agreement will be amended by replacing the “.” at the end of clause (vi) with “;” and inserting a new clause (vii) as follows:

“(vii) permit any amendment, modification, supplement or other change, or waiver of, any provision of the Stockholder Agreement unless such amendment, modification, supplement, change or other action (1) could not reasonably be expected to be materially adverse to the interests of the Lenders or (2) unless such amendment, modification, change or other action is otherwise satisfactory to the Agents.”

(i) Section 11.15(b) of the Credit Agreement will be amended by amending and restating such section as follows:

“(b) Notwithstanding the foregoing or anything else in this Agreement to the contrary, neither Holdings nor the Term Borrower will engage in any business or own any significant assets or have any material Indebtedness (and, with respect to Holdings only, enter into any employment agreement, lease agreement or other material contract or material agreement) other than (i) its ownership of the Equity Interests of its Subsidiaries, (ii) those liabilities which it is responsible for under this Agreement and the other Documents to which it is a party, provided that Holdings and the Term Borrower may engage in those activities that are incidental to (x) the maintenance of its existence in compliance with applicable law and (y) legal, tax and accounting matters in connection with any of the foregoing activities, (iii) customary liabilities, expenses and indemnity obligations for directors and officers and expenses in the ordinary course of business (provided that no employment agreement shall be entered into by Holdings) and (iv) those activities set forth on Schedule XVI.”

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2. Consent and Waiver. Notwithstanding any provision of the Credit Agreement or any other Credit Document to the contrary, effective as of the First Amendment Effective Date (as defined in Section 3 herein), upon satisfaction of the conditions precedent set forth herein, the Administrative Agent and the Required Lenders hereby consent to the consummation of the FinTech Acquisition (as defined in Section 1 herein) and waive in all respects any Default or Event of Default pursuant to Section 11.12(ii) and/or Section 11.15(b) of the Credit Agreement as a result thereof.

3. Conditions. This Amendment shall become effective on the date (the “First Amendment Effective Date”) on which the following conditions precedent are satisfied (or waived):

(a) this Amendment shall have been duly executed and delivered by the Borrowers, Holdings, the Administrative Agent and the Lenders constituting the Required Lenders;

(b) the Administrative Agent shall have received an executed copy of the FinTech Merger Agreement, including all exhibits, schedules and amendments thereto, and such agreement is in form and substance satisfactory to the Administrative Agent;

(c) the Administrative Agent shall have received a structure chart showing ownership of each Credit Party after giving effect to the FinTech Acquisition;

(d) the representations and warranties set forth in Section 4 hereof shall be true and correct; and

(e) all outstanding expenses owing under Section 14.01 of the Credit Agreement in connection with this Amendment shall have been paid.

4. Representations and Warranties. To induce Administrative Agent, the Agent and the Lenders party hereto to enter into this Amendment, each of Holdings and the Borrowers hereby represent and warrant to Administrative Agent and the Lenders that:

(a) the execution, delivery and performance of this Amendment has been duly authorized by all necessary Company action on the part of the Borrowers and Holdings; this Amendment has been duly executed and delivered by the Borrowers and Holdings; and this Amendment constitutes a legal, valid and binding agreement of the Borrowers and Holdings, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law);

(b) immediately after giving effect to this Amendment and the consummation of the transactions contemplated hereby, no Default or Event of Default shall exist; and

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(c) the representations and warranties of the Borrowers and Holdings contained in the Credit Agreement and the Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made as of the date hereof (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

5. Fees. The Borrowers agree to pay to the Administrative Agent, for the ratable account of each Lender party hereto, a non-refundable consent fee (the “Consent Fee”) in an aggregate amount for all Lenders party hereto equal to $1,000,000 upon the FinTech Acquisition Closing Date, it being understood that the Consent Fee shall not be payable under any other circumstances. The Consent Fee shall not be subject to counterclaim or set-off, or be otherwise affected by, any claim or dispute relating to any other matter.

6. Miscellaneous.

(a) Credit Documents. Except as expressly provided in this Amendment, all of the terms and conditions of the Credit Agreement and the other Credit Documents remain in full force and effect and are hereby ratified. This Amendment shall constitute a Credit Document.

(b) Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as expressly provided herein, this Amendment shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Credit Document, or (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Administrative Agent or any Secured Creditor may now have or may have in the future under or in connection with the Credit Agreement or any other Credit Document, except as specifically set forth herein. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Amendment shall be construed in connection with and as part of the Credit Agreement.

(c) Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

(d) Acknowledgment of Rights; Release of Claims. Each of Holdings and each Borrower unconditionally and irrevocably acquits and fully and forever releases and discharges the Administrative Agent, the Collateral Agent and their respective affiliates, partners, members, subsidiaries, officers, employees, agents, attorneys, principals, directors and shareholders and each of their respective heirs, legal representatives, successors and assigns (collectively, the “Releasees”) on the First Amendment Effective Date and on FinTech Acquisition Closing Date from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which such party hereto ever had or now has against any of the Releasees and which has arisen at any time prior to the First Amendment Effective Date or FinTech Acquisition Closing Date, as applicable, out of this Amendment, any actions taken pursuant to this Amendment or the enforcement or attempted or threatened enforcement by any of the Releasees of any of their respective rights, remedies or recourse related thereto (collectively, the “Released Claims”) (but in each case referred to in this paragraph, excluding any claims, demands, causes of actions, obligations, remedies, suits, damages or liabilities to the extent same occurred by reason of the gross negligence or willful misconduct of the Releasee to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). Each of Holdings and the Borrowers agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Releasees any action or other proceeding based upon any of the Released Claims.

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(e) Governing Law. This Amendment shall be construed in accordance with and be governed by the laws of the State of New York (without regard to conflicts of law principles that would result in the application of the laws of another jurisdiction). Whenever possible each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f) Counterparts. This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed counterpart hereof by facsimile or electronic transmission shall be as effective as delivery of any original executed counterpart hereof.

(g) Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

(h) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

MC ADMIN CO LLC, as Administrative Agent

By:	/s/ Ashok Nayyar
Name: Ashok Nayyar
Title: Authorized Signatory

(Signature Page to Amendment No. 1)

MC CREDIT FUND I LP,
as a Lender

By:		/s/ Ashok Nayyar
Name: Ashok Nayyar
Title: Authorized Signatory

MC CREDIT FUND II LP,
as a Lender

By:		/s/ Ashok Nayyar
Name: Ashok Nayyar
Title: Authorized Signatory

MC CREDIT FUND III (lOAN FUNDING) LP,
as a Lender

By:		/s/ Ashok Nayyar
Name: Ashok Nayyar
Title: Authorized Signatory

XL VALUE ONSHORE, LLC,
as a Lender

	By:	XL Group Investments LLC,
its investment manager

By:		/s/ Christopher Safaya
Name: Christopher Safaya
Title: Authorized Signatory

(Signature Page to Amendment No. 1)

medley opportunity fund iii lp,
a Delaware limited partnership, as a Term Loan Lender

By:	MOF III Management LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

farmers insurance exchange,
a California interinsurance exchange, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

mid-century insurance company,
a California corporation, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

(Signature Page to Amendment No. 1)

fire insurance exchange,
a California interinsurance exchange, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

truck insurance exchange,
a California interinsurance exchange, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

reliance standard life insurance company,
an Illinois Corporation, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment manager

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

(Signature Page to Amendment No. 1)

u.s. specialty insurance company,
a Texas Corporation, as a Term Loan Lender

By:	Medley SMA Advisors LLC,
a Delaware limited liability company,
its investment sub-advisor

By:	/s/ Richard T. Allorto, Jr.
Name: Richard T. Allorto, Jr.
Title: Chief Financial Officer

(Signature Page to Amendment No. 1)

Accepted and Agreed:

Intermex holdings ii, INC., as Holdings

By:	/s/ Robert Lisy
Name: Robert Lisy
Title: President and Chief Executive Officer

INTERMEX HOLDINGS, INC., as the Term Borrower

By:	/s/ Robert Lisy
Name: Robert Lisy
Title: President and Chief Executive Officer

INTERMEX WIRE TRANSFER, LLC, as the Revolving Borrower

By:	/s/ Robert Lisy
Name: Robert Lisy
Title: President and Chief Executive Officer

(Signature Page to Amendment No. 1)

SCHEDULE 1

CONDITIONS TO EFFECTIVENESS OF AMENDMENTS

1.	FinTech Holdco Supplement. The Administrative Agent shall have received a supplement to the Credit Agreement and each other Credit Document to which Holdings is a party under which FinTech HoldCo expressly assumes all obligations of Holdings under such documents in a form satisfactory to the Administrative Agent duly executed by all parties thereto.

2.	Reaffirmation Agreement. The Administrative Agent shall have received a reaffirmation agreement in a form satisfactory to the Administrative Agent duly executed by each Credit Party (other than FinTech Holdco) with respect to its obligations under the Credit Documents and the validity and perfection of the Liens granted by it to the Collateral Agent, dated as of the FinTech Acquisition Closing Date.

3.	Opinions of Counsel. The Administrative Agent shall have received from Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel to the Credit Parties, an opinion as to the due authorization and execution of the FinTech Holdco Supplement by FinTech Holdco, that such execution does not conflict with any laws, the organizational documents or certain other agreements entered into by FinTech Holdco or judgements against FinTech Holdco, the enforceability of such supplement and the valid existence and good standing of FinTech Holdco, subject to customary qualifications and assumptions consistent with the opinion delivered pursuant to Section 7.03 of the Credit Agreement on the Closing Date and in form and substance satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated as of the FinTech Acquisition Closing Date.

4.	Company Documents. The Administrative Agent shall have received a certificate from FinTech Holdco, dated as of the FinTech Acquisition Closing Date, signed by FinTech as its sole managing member and attested to by the Chief Executive Officer or Chief Financial Officer of the Term Borrower, together with good standing certificates, copies of the certificate or articles of incorporation or formation and by-laws, operating agreement or limited liability company agreement (or other equivalent organizational documents), as applicable, of FinTech Holdco and resolutions of FinTech Holdco, in form and substance satisfactory to the Administrative Agent.

5.	Fees. Payment of the Consent Fee set forth in Section 5 of this Agreement and such other fees due and payable to the Administrative Agent as of the FinTech Acquisition Closing Date.

6.	Board. The Administrative Agent shall have received evidence that (i) on or prior to the FinTech Acquisition Closing Date, all of the members of the Board of Directors of Holdings as of the First Amendment Effective Date have been appointed to the Board of Directors of FinTech and there shall have been no more than three (3) other persons to be appointed to the Board of Directors of FinTech and (ii) the board of directors of FinTech consists of a majority of Continuing Directors (as defined in the Credit Agreement prior to giving effect to this Amendment).

7.	FinTech Merger Agreement. There shall have been no amendments to the FinTech Merger Agreement, including all exhibits and schedules thereto from the form provided to the Administrative Agent on or prior to the First Amendment Effective Date other than such amendments approved by the Administrative Agent in writing or such amendments that are not materially adverse to the Lenders.

8.	FinTech Acquisition. The FinTech Acquisition shall have been, or substantially concurrently with the effectiveness of the amendments to the Credit Agreement set forth in the First Amendment will be, consummated in accordance with the terms of the FinTech Merger Agreement (including satisfaction of all conditions to closing thereunder), but without giving effect to any amendments, waivers or consents other than such amendments, waivers or consents approved by the Administrative Agent in writing or such amendments, waivers or consents that are not materially adverse to the Lenders.

9.	Stockholder Agreement. The Administrative Agent shall have received a duly executed copy of the Stockholder Agreement in the form attached to the FinTech Merger Agreement.

10.	No Defaults etc. At the time of FinTech Acquisition and also after giving effect thereto and the amendments contemplated by this Amendment (i) there shall exist no Default or Event of Default, and (ii) all representations and warranties contained in the Credit Agreement and in the other Credit Documents shall be true and correct in all material respects (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such date).

11.	Searches. The Administrative Agent shall have received customary lien searches for FinTech II Merger Sub Inc. and FinTech Holdco (including, without limitation, Intellectual Property lien searches with the United States Patent and Trademark Office and United States Copyright Office) in form and substance satisfactory to the Administrative Agent.

12.	Collateral. The Administrative Agent shall have received such schedules, financing statements (Form UCC-1 or the equivalent), transfer endorsements, powers of attorney, certificates and other assurances or instruments which are in the reasonable opinion of the Collateral Agent desirable to perfect (subject to Section 14.17 of the Credit Agreement) and protect the security interests purported to be created by the Security Agreement, including but not limited to stock certificates issued by the Term Borrower in the name of FinTech Holdco and updated undated stock powers or similar instruments of transfer for such certificates endorsed in blank by a duly authorized officer of FinTech Holdco.

13.	AML, KYC. The Administrative Agent shall have received, not less than three Business Days prior to the FinTech Acquisition Closing Date, all requested information in connection with OFAC, know your customer and anti-money laundering reviews of FinTech and FinTech Holdco, to the extent such information was reasonably requested not less than ten Business Days prior to the FinTech Acquisition Closing Date.